Exhibit 10.17

Amendment to Promissory Notes

This AMENDMENT TO PROMISSORY NOTES (this “Agreement”) is entered into on February 2, 2024 (the “Effective Date”) between Digerati Technologies, Inc., a Nevada corporation (“Digerati”), and the undersigned noteholder (the “Noteholder”).

Recitals

A. Digerati has issued the promissory note or notes listed on Annex A to this Agreement (whether one or multiple instruments, the “Notes”) to the Noteholder.

B. Digerati and the Noteholder wish to make certain amendments to the terms of the Notes as further set forth herein.

Agreements

1. In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder and Digerati agree that:

(a) The Company represents and warrants that a Dilutive Issuance (as defined in the Notes) (each a “Dilutive Issuance”) has occurred on or before the Effective Date (the “Lower Price Dilutive Issuance”) at a price per share equal to $0.05 (the “Lower Price”), and accordingly the Conversion Price (as defined in the Notes) (the “Conversion Price”) has been adjusted to the Lower Price pursuant to Section 1.6(e) of the Notes. Notwithstanding the foregoing, the Noteholder’s right to utilize the Lower Price Dilutive Issuance shall be subject to the terms of this Agreement.

(b) The outstanding principal amount of each of the Notes as of the Effective Date is set forth on Annex A (the “Outstanding Principal Amount”). Notwithstanding any provision of such Notes to the contrary, such Outstanding Principal Amount has not been increased or deemed increased beyond the amount set forth on Annex A as a result of the occurrence of any event of default under the Notes (the “Default”) that has occurred on or prior to the Effective Date.

(c) Upon the effectiveness of this Agreement on the Effective Date, the Noteholder’s rights to utilize the Lower Price as a result of the Lower Price Dilutive Issuance (each a “Lower Price Conversion”) shall only be permitted during the Applicable Period (as defined in this Agreement). Further, the aggregate conversion amount for all Lower Price Conversions shall be limited to 20% of the Outstanding Principal Amount (subject to increase by Digerati in its sole discretion by written notice to the Noteholder) (the “Applicable Portion”). “Applicable Period” shall mean the period beginning on the Effective Date and continuing through December 31, 2024. For the avoidance of doubt, this Section 1(c) of this Agreement shall not apply to any conversion under the Note other than the Lower Price Conversions.

(d) The Noteholder’s sale, transfer or other disposition of the shares of Common Stock issued pursuant to the Lower Price Conversions (the “Applicable Shares”) shall, in addition to any limitation imposed under such Notes or applicable law, be limited as follows at all times prior to September 30, 2024: (i) a number of Applicable Shares not exceeding 25% (subject to increase by Digerati in its sole discretion by written notice to the Noteholder) of the maximum number of Applicable Shares assuming conversion of the Applicable Portion (the “Applicable Share Maximum”) may be sold, transferred, or disposed of by the Noteholder during the period beginning on the Effective Date and continuing through March 31, 2024, (ii) a number of Applicable Shares not exceeding 50% (subject to increase by Digerati in its sole discretion by written notice to the Noteholder) of the Applicable Share Maximum may be sold, transferred, or disposed of by the Noteholder during the period beginning on April 1, 2024 and continuing through June 30, 2024, (iii) a number of Applicable Shares not exceeding 75% (subject to increase by Digerati in its sole discretion by written notice to the Noteholder) of the Applicable Share Maximum may be sold, transferred, or disposed of by the Noteholder during the period beginning on July 1, 2024 and continuing through September 30, 2024, and (iv) 100% of the Applicable Shares may be sold, transferred, or disposed of by the Noteholder at any time after September 30, 2024.

(e) Digerati and Noteholder hereby acknowledge and agree that, notwithstanding anything to the contrary in the Notes, the Noteholder shall retain all rights to convert the Note at the original conversion price of $0.0956 per share pursuant to the original terms of the Note (subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction that proportionately decreases or increases the number of common stock of the Company) as well as at any other conversion price in effect under the Note (including but not limited to as a result of any Dilutive Issuance occurring after the Effective Date. Digerati may at any time, by written notice to the Noteholder, reduce the then applicable Conversion Price under the Notes to any amount and for any period of time deemed appropriate by the board of directors of Digerati.

Notwithstanding the foregoing, the execution, delivery and performance of this Agreement shall not constitute a waiver of any Default under the Notes or, except as expressly set forth herein, amend, waive or otherwise modify any provision of the Notes, each of which remain in full force and effect and is hereby ratified and confirmed.

This Agreement shall be subject to the governing law, venue, amendments, successors and assigns and counterparts provisions of the Notes, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized officers of the undersigned have executed this Agreement as of the date first written above.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Antonio Estrada
Name:	Antonio Estrada
Title:	Chief Financial Officer

[Digerati Technologies – Amendment to Promissory Notes Signature Page]

Agreed as of the date first written above:

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:	FIRSTFIRE CAPITAL MANAGEMENT LLC, its Manager

By:	/s/ Eli Fireman
Name:	Eli Fireman
Title:	Authorized Signatory

[Digerati Technologies – Amendment to Promissory Notes Signature Page]

Annex A

NOTE(S)

	Note	Outstanding Principal Amount
1.	$176,471 Promissory Note made by Digerati in favor of Noteholder, dated December 20, 2022, as amended, supplemented or otherwise modified prior to the date hereof	$186,471